                                   As filed with the Securities and Exchange
                                     Commission on February 10, 2005
                                                                                          Registration No. 333-
                                    SECURITIES AND EXCHANGE COMMISSION
                                          Washington, D.C. 20549

                                                    FORM S-8

                                          REGISTRATION STATEMENT
                                     UNDER THE SECURITIES ACT OF 1933

                                          THE PHOENIX COMPANIES, INC.
                             (Exact name of registrant as specified in its charter)

              Delaware                                                        06-1599088
    (State or other jurisdiction                                           (I.R.S. Employer
  of incorporation or organization)                                     Identification Number)

                                             One American Row
                                       Hartford, Connecticut 06102
                                 (Address of principal executive offices)

                                The Phoenix Companies, Inc. Stock Incentive Plan
                                The Phoenix Companies, Inc. Directors Stock Plan
               The Phoenix Companies, Inc. Restricted Stock, Restricted Stock Unit and Long-Term
                                                Incentive Plan
                     Restricted Stock Unit Grants to Robert W. Fiondella and Dona D. Young
                                        (Full titles of the plans)

                                           Tracy L. Rich, Esq.
                                  Executive Vice President and General Counsel
                                       The Phoenix Companies, Inc.
                                             One American Row
                                     Hartford, Connecticut 06102-5056
                                              (860) 403-5000
                                    (Name and address of agent for service)

                                     CALCULATION OF REGISTRATION FEE
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                                         Proposed maximum             Proposed
Title of securities   Amount to be      offering price per        maximum aggregate          Amount of
  to be registered     registered           share (1)             offering price (1)   registration fee (1)
------------------- ----------------- ---------------------- ------------------------ ---------------------

Common Stock        13,268,214 shares         $12.87               $170,761,914.18          $20,098.68
par value,
$.01 per
share
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(1)  Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee have been computed on the basis of the average of the high and low price per share of Common Stock as reported on the New
     York Stock Exchange on February 4, 2005.

                                                    PART II

                                          INFORMATION REQUIRED IN THE
                                             REGISTRATION STATEMENT

         This Registration Statement on Form S-8 is filed for the purpose of registering (i) 6,300,000 shares of common stock, par value $.01, (the "Common Stock") of The Phoenix Companies Inc. (the "Company") issuable in the aggregate pursuant to The Phoenix Companies, Inc. Directors Stock Plan and The Phoenix Companies Inc. Stock
Incentive Plan, (ii) 6,000,000 shares of Common Stock issuable pursuant to The Phoenix Companies, Inc.
Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan, (iii) 573,477 shares of Common Stock issuable pursuant to Restricted Stock Units granted to Robert W. Fiondella on September 27, 2002 and (iv)
394,737 shares of Common Stock issuable pursuant to Restricted Stock Units granted to Dona D. Young on
January 1, 2003 (collectively, the "Plans").

Item 3.  Incorporation of Documents by Reference

         The following documents previously filed with the Securities and Exchange Commission (the
"Commission") by the Company are incorporated by reference in this Registration Statement:

a) the Company's Annual Report on Form 10-K for the year ended December 31, 2003;

b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and
   September 30, 2004;

c) the Company's Current Reports on Form 8-K, filed with the Commission since December 31, 2003; and

d) the description of the Company's Common Stock contained in the Company's Registration Statement on Form
   S-1 (File No. 333-55268).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the
Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered have been sold, or which deregisters all shares of Common
Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded

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shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not required.

Item 5.  Interests of Named Experts and Counsel

         Mr. Tracy L. Rich, who provided the opinion set forth in Exhibit 5 hereto, is Executive Vice President and General Counsel of the Company.

Item 6.  Indemnification of Directors and Officers

         The Company's amended and restated certificate of incorporation contains a provision that is designed to limit its directors' liability to the extent permitted by the Delaware General Corporation Law and any amendments to that law. Specifically, a director will not be held liable to the Company or its stockholders for an act or omission in his or her capacity as a director, except for liability resulting from:

o        a breach of the duty of loyalty to the Company or its stockholders;

o        acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

o        payment of an improper dividend or improper repurchase of our stock under Section 174 of the Delaware
         General Corporation Law; or

o        actions or omissions pursuant to which the director received an improper personal benefit.

         The principal effect of this limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate one of these specified bases for liability. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. The Company's amended and restated certificate of incorporation also does not eliminate the directors' duty of care. The inclusion of the limitation on liability provision in the amended and restated certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited the Company and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

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         The Company's bylaws also provide that it indemnify its directors and officers to the extent permitted by Delaware law. The Company is required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses reasonably incurred in connection with pending or threatened legal proceedings because of the director's or officer's position with the Company or another entity, including
Phoenix Life Insurance Company, that the director or officer serves at the Company's request, subject to certain conditions, and to advance funds to the Company's directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must succeed in the legal proceeding or act in good faith and in a manner reasonably believed to be in or not opposed to the Company's best interests and, with respect to any criminal action or proceeding, in a manner he or she reasonably believed to be lawful.

Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The following exhibits are incorporated herein by reference as indicated or filed herewith.

-----------------------------------------------------------------------------------------------------------

EXHIBIT     DESCRIPTION
NO.
------- -- ------------------------------------------------------------------------------------------------

4.1         Amended and Restated Certificate of Incorporation of The Phoenix Companies, Inc.
            (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1
            (File No. 333-73896), filed on November 21, 2001, as amended).
------- -- ------------------------------------------------------------------------------------------------

4.2         Bylaws of The Phoenix Companies, Inc. (incorporated by reference to Exhibit 3.2 to the
            Company's Registration Statement on Form S-1 (File No. 333-73896), filed on November 21,
            2001, as amended).

------- -- ------------------------------------------------------------------------------------------------

5           Opinion of Tracy L. Rich, Executive Vice President and General Counsel of the Company, as to the
            legality of the securities registered hereby, including the consent of such counsel.*

------- -- ------------------------------------------------------------------------------------------------

23.1        Consent of PricewaterhouseCoopers LLP.*

------- -- ------------------------------------------------------------------------------------------------

23.2        Consent of Tracy L. Rich, Executive Vice President and General Counsel of the Company (included in Exhibit 5).*

------- -- ------------------------------------------------------------------------------------------------

99.1        The Phoenix Companies, Inc. Stock Incentive Plan (incorporated herein by reference to Exhibit
            10.2 to The Phoenix Companies, Inc. Registration Statement on Form S-l

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

            (Registration No. 333-55268), filed on February 9, 2001, as amended).

------- -- ------------------------------------------------------------------------------------------------

99.2        The Phoenix Companies, Inc. Directors Stock Plan (incorporated herein by reference to Exhibit
            10.4 to The Phoenix Companies, Inc. Registration Statement on Form S-l (Registration No.
            333-55268), filed on February 9, 2001, as amended).

------- -- ------------------------------------------------------------------------------------------------

99.3        The Phoenix Companies, Inc. Restricted Stock, Restricted Stock Unit and Long-Term Incentive
            Plan (incorporated herein by reference to Exhibit B to The Phoenix Companies, Inc. 2003 Proxy
            Statement, filed on March 21, 2003).

------- -- ------------------------------------------------------------------------------------------------

99.4        Retirement and Transition Agreement dated September 27, 2002, between Robert W. Fiondella and
            The Phoenix Companies, Inc. (incorporated herein by reference to Exhibit 99.2 to The Phoenix
            Companies, Inc. current report on Form 8-K dated September 30, 2002).

------- -- ------------------------------------------------------------------------------------------------

99.5        Restricted Stock Units Agreement dated as of January 1, 2003, between The Phoenix Companies,
            Inc. and Dona D. Young (incorporated herein by reference to Exhibit 99.1 to The Phoenix
            Companies, Inc. current report on Form 8-K dated January 1, 2003).

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* Filed herewith.

Item 9.  Undertakings

         A.   The undersigned registrant hereby undertakes:

              1.   to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i)   to include any prospectus required by section 10(a)(3) of the Securities Act of 1933
                   (the "Securities Act");

                   (ii)   to reflect in such prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                   (iii)  to include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this
                   Registration Statement.

                                                       5

                   provided, however, that clauses (A)(1)(i) and (A)(1)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                   2.   that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                   3.   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.        The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d)
of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication to such issue.

                                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this
Registration Statement to be signed on its behalf by the

                                                       6

undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on February 9, 2005.

                                                     THE PHOENIX COMPANIES, INC.

                                                      By: /s/ Bonnie J. Malley
                                                      --------------------------------

                                                     Name:  Bonnie J. Malley
                                                     Title: Senior Vice President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on February 9, 2005.

/s/ Dona D. Young                                          /s/ Richard N. Cooper
-------------------------------------------------------    ---------------------------------------------------
Dona D. Young                                              Richard N. Cooper
President, Chief Executive Office and Director             Director

/s/ Michael E. Haylon                                      /s/ Gordon J. Davis, Esq.
-------------------------------------------------------    ---------------------------------------------------
Michael E. Haylon                                          Gordon J. Davis, Esq.
Executive Vice President and Chief Financial Officer       Director

/s/ Sal H. Alfiero                                         /s/ Ann Maynard Gray
-------------------------------------------------------    ---------------------------------------------------
Sal H. Alfiero                                             Ann Maynard Gray
Director                                                   Director

/s/ Jean S. Blackwell                                      /s/ John E. Haire
-------------------------------------------------------    ---------------------------------------------------
Jean S. Blackwell                                          John E. Haire
Director                                                   Director

/s/ Peter C. Browning                                      /s/ Jerry J. Jasinowski
-------------------------------------------------------    ---------------------------------------------------
Peter C. Browning                                          Jerry J. Jasinowski
Director                                                   Director

                                                           /s/ Thomas S. Johnson
-------------------------------------------------------    ---------------------------------------------------
Arthur P. Byrne                                            Thomas S. Johnson
Director                                                   Director

/s/ Sanford Cloud, Jr.                                     /s/ Marilyn E. LaMarche
-------------------------------------------------------    ---------------------------------------------------
Sanford Cloud, Jr.                                         Marilyn E. LaMarche
Director                                                   Director

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